The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying prospectus, prospectus supplement and product supplement do not constitute an offer to sell the securities and we are not soliciting an offer to buy the securities in any state where the offer or sale is not permitted.

Subject to Completion. Dated May 13, 2026

PRICING SUPPLEMENT dated May , 2026 (To the Prospectus dated May 15, 2025, the Prospectus Supplement dated May 15, 2025 and the Product Supplement No. WF-1 dated May 20, 2025)	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-287303

Barclays Bank PLC Global Medium-Term Notes, Series A
Market Linked Securities—Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due May 24, 2029
■	Linked to the iShares® Bitcoin Trust ETF (the “Fund”)
■	Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a maturity payment amount that may be greater than, equal to or less than the principal amount of the securities, depending on the performance of the Fund from the starting price to the ending price. Investors should be knowledgeable about the risks associated with cryptocurrencies. The Fund seeks to reflect generally the performance of the price of bitcoin, and therefore the securities involve the significant risks of investments tracking cryptocurrencies. Bitcoin has historically exhibited high price volatility relative to more traditional asset classes and has experienced extreme volatility in recent periods and may continue to do so, which may increase the volatility of the Fund. The maturity payment amount will reflect the following terms:
■ If the price of the Fund increases, you will receive the principal amount plus a positive return equal to 100% of the percentage increase in the price of the Fund from the starting price to the ending price, subject to a maximum return at maturity of at least 105.00% (to be determined on the pricing date) of the principal amount. As a result of the maximum return, the maximum maturity payment amount will be at least $2,050.00 per security.
■ If the price of the Fund remains flat or decreases but the decrease is not more than 30%, you will receive the principal amount.
■ If the price of the Fund decreases by more than 30%, you will receive less than the principal amount and will have 1-to-1 downside exposure to the decrease in the price of the Fund in excess of 30%.
■	Investors may lose up to 70% of the principal amount.
■	Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power (as described on page PPS-7 of this pricing supplement) by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the securities. See “Selected Risk Considerations” and “Consent to U.K. Bail-in Power” in this pricing supplement and “Risk Factors” in the accompanying prospectus supplement.
■	No periodic interest payments or dividends
■	No exchange listing; designed to be held to maturity

See “Additional Information about the Issuer and the Securities” on page PPS-4 of this pricing supplement. The securities will have the terms specified in the prospectus dated May 15, 2025, the prospectus supplement dated May 15, 2025 and the product supplement no. WF-1 dated May 20, 2025, as supplemented or superseded by this pricing supplement.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” on page PPS-10 herein, “Risk Factors” beginning on page PS-3 of the product supplement and “Risk Factors” beginning on page S-9 of the prospectus supplement.

The securities constitute our unsecured and unsubordinated obligations. The securities are not deposit liabilities of Barclays Bank PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency or deposit insurance agency of the United States, the United Kingdom or any other jurisdiction.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Notwithstanding and to the exclusion of any other term of the securities or any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the securities (or the trustee on behalf of the holders of the securities), by acquiring the securities, each holder or beneficial owner of the securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority. See “Consent to U.K. Bail-in Power” on page PPS-7 of this pricing supplement.

	Original Offering Price(1)	Agent Discount(2), (3)	Proceeds to Barclays Bank PLC
Per Security	$1,000.00	$28.25	$971.75
Total
(1)	Our estimated value of the securities on the pricing date, based on our internal pricing models, is expected to be between $900.00 and $949.10 per security. The estimated value is expected to be less than the original offering price of the securities. See “Additional Information Regarding Our Estimated Value of the Securities” on page PPS-6 of this pricing supplement.

(2)	Wells Fargo Securities, LLC (“WFS”) and Barclays Capital Inc. are the agents for the distribution of the securities and are acting as principal. The agent will receive an underwriting discount of up to $28.25 per security. Barclays Capital Inc. will sell the securities to WFS at the original offering price of the securities less a concession not in excess of $28.25 per security. WFS may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $22.50 per security. In addition to the concession allowed to WFA, WFS may pay $0.75 per security of the agent’s discount to WFA as a distribution expense fee for each security sold by WFA. See “Terms of the Securities—Supplemental Plan of Distribution” in this pricing supplement for further information.

(3)	In respect of certain securities sold in this offering, Barclays Capital Inc. may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Wells Fargo Securities	Barclays Capital Inc.

Market Linked Securities—Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due May 24, 2029

Terms of the Securities

Issuer:	Barclays Bank PLC
Market Measure[1]:	The iShares® Bitcoin Trust ETF (Bloomberg ticker symbol “IBIT UQ<Equity>”) (the “Fund”)
Pricing Date:	May 19, 2026
Issue Date:	May 22, 2026
Calculation Day[2]:	May 21, 2029
Stated Maturity Date[2]:	May 24, 2029
Principal Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a principal amount of $1,000.
Maturity Payment Amount:

On the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:

• if the ending price is greater than the starting price: $1,000 plus the lesser of:

(i)       $1,000 × fund return × upside participation rate; and

(ii)       the maximum return;

• if the ending price is less than or equal to the starting price, but greater than or equal to the threshold price: $1,000; or

• if the ending price is less than the threshold price:

$1,000 + [$1,000 × (fund return + buffer amount)]

If the ending price is less than the threshold price, you will lose up to 70% of the principal amount of your securities at maturity. Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the securities.

Maximum Return:	The “maximum return” will be determined on the pricing date and will be at least 105.00% of the principal amount (at least $1,050.00 per security). As a result of the maximum return, the maximum maturity payment amount will be at least $2,050.00 per security.
Upside Participation Rate:	100%
Threshold Price[1]:	$ , which is equal to 70% of the starting price
Buffer Amount:	30%
Fund Return:	The “fund return” is the percentage change from the starting price to the ending price, measured as follows: ending price – starting price starting price
Starting Price[1]:	$ , which is the fund closing price of the Fund on the pricing date
Ending Price[1]:	The “ending price” will be the fund closing price of the Fund on the calculation day.
Fund Closing Price[1]:	“Fund closing price” has the meaning set forth under “General Terms of the Securities—Certain Terms for Securities Linked to a Fund—Certain Definitions” in the product supplement. The fund closing price of the Fund is subject to adjustment through the adjustment factor as described in the product supplement.
Additional Terms:	Terms used in this pricing supplement, but not defined herein, will have the meanings ascribed to them in the product supplement, provided that terms used in this pricing supplement, but not defined herein or in the product supplement, will have the meanings ascribed to them in the prospectus supplement.

PPS-2

Market Linked Securities—Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due May 24, 2029

Calculation Agent:	Barclays Bank PLC
Tax Considerations:	For a discussion of the tax considerations relating to ownership and disposition of the securities, see “Tax Considerations.”
Denominations:	$1,000 and any integral multiple of $1,000
CUSIP / ISIN:	06749GXT9 / US06749GXT92
Supplemental Plan of Distribution:

Wells Fargo Securities, LLC (“WFS”) and Barclays Capital Inc. will act as agents for the securities. The agent will receive an underwriting discount of up to $28.25 per security. Barclays Capital Inc. will sell the securities to WFS at the original offering price of the securities less a concession not in excess of $28.25 per security. WFS may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $22.50 per security. In addition to the concession allowed to WFA, WFS may pay $0.75 per security of the agent’s discount to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, Barclays may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Barclays Bank PLC or its affiliate will enter into swap agreements or related hedge transactions with one of its other affiliates or unaffiliated counterparties in connection with the sale of the securities. If WFS, Barclays Capital Inc. or an affiliate of either agent participating as a dealer in the distribution of the securities conducts hedging activities for Barclays Bank PLC in connection with the securities, such agent or participating dealer will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any discount, concession or fee received in connection with the sale of the securities to you. This additional projected profit may create a further incentive for the agents or participating dealers to sell the securities to you.

1 If the shares of the Fund are de-listed or if the Fund is liquidated or otherwise terminated, the calculation agent may select a successor fund or, if no successor fund is available, will calculate the value to be used as the fund closing price of the Fund. In addition, in the case of certain events related to the Fund, the calculation agent may adjust any variable, including but not limited to, the starting price, ending price, threshold price and fund closing price of the Fund if the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of the shares of the Fund. For more information, see “General Terms of the Securities—Certain Terms for Securities Linked to a Fund—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation” in the accompanying product supplement.

2 If the calculation day is not a trading day, the calculation day will be postponed to the next succeeding trading day. The calculation day will also be postponed if a market disruption event occurs on the calculation day as described under “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to a Single Market Measure” in the accompanying product supplement. In addition, the stated maturity date will be postponed if that day is not a business day or if the calculation day is postponed as described under “General Terms of the Securities—Payment Dates” in the accompanying product supplement. The Maturity Date may be accelerated under certain circumstances as set forth in the accompanying prospectus supplement and as described under “Supplemental Terms of the Securities” in this pricing supplement.

PPS-3

Market Linked Securities—Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due May 24, 2029

Additional Information about the Issuer and the Securities

You should read this pricing supplement together with the prospectus dated May 15, 2025, as supplemented by the prospectus supplement dated May 15, 2025 relating to our Global Medium-Term Notes, Series A, of which these securities are a part and the product supplement no. WF-1 dated May 20, 2025. This pricing supplement, together with the documents listed below, contains the terms of the securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth under “Risk Factors” in the prospectus supplement and “Selected Risk Considerations” in this pricing supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.

To the extent the information or terms in this pricing supplement are different from or inconsistent with the information or terms in the prospectus, prospectus supplement or product supplement, the information and terms in this pricing supplement will control. To the extent the information or terms in the product supplement are different from or inconsistent with the information or terms in the prospectus or prospectus supplement, the information and terms in the product supplement will control.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated May 15, 2025: http://www.sec.gov/Archives/edgar/data/312070/000119312525120720/d925982d424b2.htm

•	Prospectus Supplement dated May 15, 2025: http://www.sec.gov/Archives/edgar/data/312070/000095010325006051/dp228678_424b2-prosupp.htm

•	Product Supplement No. WF-1 dated May 20, 2025: http://www.sec.gov/Archives/edgar/data/312070/000095010325006260/dp229046_424b2-wf1.htm

Our SEC file number is 1-10257. As used in this pricing supplement, “we,” “us” and “our” refer to Barclays Bank PLC.

PPS-4

Market Linked Securities—Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due May 24, 2029

Supplemental Terms of the Securities

Acceleration Upon a Liquidation Event or Distribution-in-Kind Event

Notwithstanding anything to the contrary under “General Terms of the Securities — Certain Terms for Securities Linked to a Fund — Anti-Dilution Adjustments Relating to a Fund; Alternate Calculation — Liquidation Events” in the accompanying product supplement, if (i) a liquidation event (as defined in the accompanying product supplement) occurs and the calculation agent determines, in its sole discretion, that no successor fund (as defined in the accompanying product supplement) is available or (ii) a Distribution-in-Kind Event occurs, then the calculation agent may in its sole discretion accelerate the maturity date to the fourth business day after the date on which the value of the securities is determined by the calculation agent as described below. In the event of such an acceleration, the amount payable in respect of the securities on the maturity date as so accelerated will be the value of the securities as of the termination date (or, if the calculation agent determines in its sole discretion that another day is more appropriate, such other day), as determined by the calculation agent in its sole discretion by reference to, among other things, the value of any embedded options or other derivatives.

The “termination date” means (1) in the case of an event under clause (i) of the preceding paragraph, the date of the liquidation event; or (2) in the case of a Distribution-in-Kind Event, the earlier of (a) the date of the liquidation, termination, modification or distribution, as applicable, and (b) the date of the first public announcement by the sponsor of the Fund of an intention to cause any such event (or, in each case, if that date is not a scheduled trading day, the immediately preceding scheduled trading day).

With respect to the securities, a “Distribution-in-Kind Event” shall occur if (i) the Fund is liquidated or otherwise terminated, (ii) the Fund is modified in any respect to permit the distribution of digital assets to holders of shares of the Fund, (iii) digital assets are distributed to holders of shares of the Fund or (iv) a public announcement is made with respect to the Fund of an intention to cause any of the foregoing to occur.

PPS-5

Market Linked Securities—Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due May 24, 2029

Additional Information Regarding Our Estimated Value of the Securities

The final terms for the securities will be determined on the date the securities are initially priced for sale to the public (the “pricing date”) based on prevailing market conditions on or prior to the pricing date and will be communicated to investors orally and/or in a final pricing supplement.

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates and our internal funding rates. Our internal funding rates (which are our internally published borrowing rates based on variables, such as market benchmarks, our appetite for borrowing and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market. Our estimated value on the pricing date is based on our internal funding rates. Our estimated value of the securities might be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the securities on the pricing date is expected to be less than the original offering price of the securities. The difference between the original offering price of the securities and our estimated value of the securities is expected to result from several factors, including any sales commissions expected to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, the estimated cost that we may incur in hedging our obligations under the securities, and estimated development and other costs that we may incur in connection with the securities.

Our estimated value on the pricing date is not a prediction of the price at which the securities may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the securities in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the securities in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the pricing date for a temporary period expected to be approximately three months after the initial issue date of the securities because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the securities and other costs in connection with the securities that we will no longer expect to incur over the term of the securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, which may include the tenor of the securities and/or any agreement we may have with the distributors of the securities. The amount of our estimated costs that we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the securities based on changes in market conditions and other factors that cannot be predicted.

We urge you to read the “Selected Risk Considerations” beginning on page PPS-10 of this pricing supplement.

You may revoke your offer to purchase the securities at any time prior to the pricing date. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their pricing date. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

PPS-6

Market Linked Securities—Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due May 24, 2029

Consent to U.K. Bail-in Power

Notwithstanding and to the exclusion of any other term of the securities or any other agreements, arrangements or understandings between us and any holder or beneficial owner of the securities (or the trustee on behalf of the holders of the securities), by acquiring the securities, each holder or beneficial owner of the securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority.

Under the U.K. Banking Act 2009, as amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power in circumstances in which the relevant U.K. resolution authority is satisfied that the resolution conditions are met. These conditions include that a U.K. bank or investment firm is failing or is likely to fail to satisfy the Financial Services and Markets Act 2000 (the “FSMA”) threshold conditions for authorization to carry on certain regulated activities (within the meaning of section 55B FSMA) or, in the case of a U.K. banking group company that is a European Economic Area (“EEA”) or third country institution or investment firm, that the relevant EEA or third country relevant authority is satisfied that the resolution conditions are met in respect of that entity.

The U.K. Bail-in Power includes any write-down, conversion, transfer, modification and/or suspension power, which allows for (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, or any other amounts payable on, the securities; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, or any other amounts payable on, the securities into shares or other securities or other obligations of Barclays Bank PLC or another person (and the issue to, or conferral on, the holder or beneficial owner of the securities of such shares, securities or obligations); (iii) the cancellation of the securities and/or (iv) the amendment or alteration of the maturity of the securities, or the amendment of the amount of interest or any other amounts due on the securities, or the dates on which interest or any other amounts become payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the securities solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder and beneficial owner of the securities further acknowledges and agrees that the rights of the holders or beneficial owners of the securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights holders or beneficial owners of the securities may have at law if and to the extent that any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority in breach of laws applicable in England.

For more information, please see “Selected Risk Considerations—Risks Relating to the Issuer—You May Lose Some or All of Your Investment If Any U.K. Bail-in Power Is Exercised by the Relevant U.K. Resolution Authority” in this pricing supplement as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the relevant U.K. resolution authority of a variety of statutory resolution powers, could materially adversely affect the value of any securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

PPS-7

Market Linked Securities—Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due May 24, 2029

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for you if all of the following statements are true:

▪	You do not seek an investment that produces periodic interest or coupon payments or other sources of current income.

▪	You anticipate that the ending price will be greater than the starting price, and you are willing and able to accept the risk that, if the ending price is less than the starting price by more than 30%, you will lose up to 70% of the principal amount of your securities at maturity.

▪	You are willing and able to accept that any potential return on the securities is limited to the maximum return.

▪	You are willing and able to accept the risks associated with an investment linked to the performance of the Fund, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.

▪	You understand and accept that you will not be entitled to any rights with respect to the Fund or the assets held by the Fund.

▪	You do not seek an investment for which there will be an active secondary market and you are willing and able to hold the securities to maturity.

▪	You are willing and able to assume our credit risk for all payments on the securities.

▪	You are willing and able to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

The securities may not be an appropriate investment for you if any of the following statements are true:

▪	You seek an investment that produces periodic interest or coupon payments or other sources of current income.

▪	You seek an investment that provides for the full repayment of principal at maturity.

▪	You anticipate that the ending price will be less than the starting price, or you are unwilling or unable to accept the risk that, if the ending price is less than the starting price by more than 30%, you will lose up to 70% of the principal amount of your securities at maturity.

▪	You seek an investment with uncapped exposure to any positive performance of the Fund.

▪	You are unwilling or unable to accept the risks associated with an investment linked to the performance of the Fund, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.

▪	You seek an investment that entitles you to rights with respect to the Fund or the assets held by the Fund.

▪	You seek an investment for which there will be an active secondary market and/or you are unwilling or unable to hold the securities to maturity.

▪	You are unwilling or unable to assume our credit risk for all payments on the securities.

▪	You are unwilling or unable to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” beginning on page PPS-10 of this pricing supplement and the “Risk Factors” beginning on page PS-3 of the accompanying product supplement and the “Risk Factors” beginning on page S-9 of the accompanying prospectus supplement for risks related to an investment in the securities. For more information about the Fund, please see the section titled “The iShares® Bitcoin Trust ETF” below.

PPS-8

Market Linked Securities—Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due May 24, 2029

Determining the Maturity Payment Amount

On the stated maturity date, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

PPS-9

Market Linked Securities—Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due May 24, 2029

Selected Risk Considerations

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the Fund or its Underlying Asset (as defined under “The iShares® Bitcoin Trust ETF” below). Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the securities generally in the “Risk Factors” sections of the product supplement and prospectus supplement. You should not purchase the securities unless you understand and can bear the risks of investing in the securities.

Risks Relating to the Securities Generally

•	If The Ending Price Is Less Than The Threshold Price, You Will Lose Up To 70% Of The Principal Amount Of Your Securities At Maturity — If the ending price is less than the threshold price, the maturity payment amount will be less than the principal amount and you will have full downside exposure to the decrease in the price of the Fund in excess of the buffer amount, resulting in a loss of 1% of the principal amount for every 1% decline in the Fund in excess of the buffer amount. The threshold price is 70% of the starting price. As a result, you may lose up to 70% of the principal amount at maturity, even if the price of the Fund is greater than or equal to the starting price or the threshold price at certain times during the term of the securities.

•	Your Return Will Be Limited To The Maximum Return And May Be Lower Than The Return On A Direct Investment In The Fund Or The Assets Held By The Fund — The opportunity to participate in the possible increases in the price of the Fund through an investment in the securities will be limited because any positive return on the securities will not exceed the maximum return, regardless of any increase in the price of the Fund, which may be significant. Therefore, your return on the securities may be lower than the return on a direct investment in the Fund or the assets held by the Fund. Furthermore, the effect of the upside participation rate will be progressively reduced for all ending prices exceeding the ending price at which the maximum return is reached.

•	No Periodic Interest Will Be Paid On The Securities — No periodic payments of interest will be made on the securities.

•	Any Payment On The Securities Will Be Determined Based On The Fund Closing Prices Of The Fund On The Dates Specified — Any payment on the securities will be determined based on the fund closing prices of the Fund on the dates specified. You will not benefit from any more favorable prices of the Fund determined at any other time.

•	Owning The Securities Is Not The Same As Owning The Fund Or The Assets Held By The Fund — The return on your securities may not reflect the return you would realize if you actually owned the Fund or the assets held by the Fund. For instance, as a holder of the securities, you will not have any rights that holders of the Fund or the assets held by the Fund would have.

•	No Assurance That The Investment View Implicit In The Securities Will Be Successful — It is impossible to predict whether and the extent to which the price of the Fund will rise or fall. There can be no assurance that the ending price will not be less than the threshold price. The price of the Fund will be influenced by complex and interrelated political, economic, financial and other factors that affect the Fund and the assets held by the Fund. You should be willing to accept the downside risks associated with equities in general and the Fund in particular, and the risk of losing up to 70% of the principal amount.

•	The U.S. Federal Income Tax Consequences Of An Investment In The Securities Are Uncertain — There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts, as described below under “Tax Considerations.” If the IRS were successful in asserting an alternative treatment for the securities, the tax consequences of the ownership and disposition of the securities could be materially and adversely affected.

Even if the treatment of the securities is respected, the IRS may assert that the securities constitute “constructive ownership transactions” within the meaning of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), in which case gain recognized in respect of the securities that would otherwise be long-term capital gain and that was in excess of the “net underlying long-term capital gain” (as defined in Section 1260) would be treated as ordinary income, and a notional interest charge would apply as if that income had accrued for tax purposes at a constant yield over the term of the securities. Our special tax counsel has not expressed an opinion with respect to whether the constructive ownership rules apply to the securities.

In addition, in 2007 the Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review carefully the sections of the accompanying prospectus supplement entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward Contracts” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders,” and consult your tax advisor regarding the U.S. federal tax consequences of an investment in the securities (including the potential application of the constructive ownership rules, possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

PPS-10

Market Linked Securities—Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due May 24, 2029

Risks Relating to the Issuer

•	The Securities Are Subject To The Credit Risk Of Barclays Bank PLC — The securities are unsecured and unsubordinated debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal, is subject to the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the securities and, in the event Barclays Bank PLC were to default on its obligations, you might not receive any amount owed to you under the terms of the securities.

•	You May Lose Some Or All Of Your Investment If Any U.K. Bail-In Power Is Exercised By The Relevant U.K. Resolution Authority — Notwithstanding and to the exclusion of any other term of the securities or any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the securities (or the trustee on behalf of the holders of the securities), by acquiring the securities, each holder or beneficial owner of the securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority as set forth under “Consent to U.K. Bail-in Power” in this pricing supplement. Accordingly, any U.K. Bail-in Power may be exercised in such a manner as to result in you and other holders and beneficial owners of the securities losing all or a part of the value of your investment in the securities or receiving a different security from the securities, which may be worth significantly less than the securities and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise the U.K. Bail-in Power without providing any advance notice to, or requiring the consent of, the holders and beneficial owners of the securities. The exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the securities will not be a default or an Event of Default (as each term is defined in the senior debt securities indenture) and the trustee will not be liable for any action that the trustee takes, or abstains from taking, in either case, in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the securities. See “Consent to U.K. Bail-in Power” in this pricing supplement as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the relevant U.K. resolution authority of a variety of statutory resolution powers, could materially adversely affect the value of any securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

Risks Relating to the Fund

•	The Performance And Market Value Of The Fund, Particularly During Periods Of Market Volatility, May Not Correlate With The Performance Of Its Underlying Asset As Well As Its Net Asset Value Per Share — The Fund does not fully replicate the performance of its Underlying Asset due to the fees and expenses charged by the Fund or by restrictions on access to the Underlying Asset due to other circumstances. The Fund does not generate any income, and as the Fund regularly sells its Underlying Asset to pay for ongoing expenses, the amount of its Underlying Asset represented by each share gradually declines over time. The Fund sells its Underlying Asset to pay expenses on an ongoing basis irrespective of whether the trading price of the shares rises or falls in response to changes in the price of its Underlying Asset. The sale by the Fund of its Underlying Asset to pay expenses at a time of low prices for its Underlying Asset could adversely affect the value of the securities. Additionally, there is a risk that part or all of the Fund’s holdings in its Underlying Asset could be lost, damaged or stolen. Access to the Fund’s Underlying Asset could also be restricted by natural events (such as an earthquake) or human actions (such as a terrorist attack). All of these factors may lead to a lack of correlation between the performance of the Fund and its Underlying Asset. In addition, because the shares of the Fund are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share of the Fund may differ from the net asset value per share of the Fund.

During periods of market volatility, the Underlying Asset may be unavailable in the secondary market, market participants may be unable to calculate accurately the intraday net asset value per share of the Fund and the liquidity of the Fund may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of the Fund. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of the Fund. As a result, under these circumstances, the market value of shares of the Fund may vary substantially from the net asset value per share of the Fund. Because the securities are linked to the performance of the Fund and not the Underlying Asset, the return on your securities may be less than that of an alternative investment linked directly to the Underlying Asset.

•	The Securities Are Subject To Risks Relating To Cryptocurrencies — The Fund offers exposure to bitcoin, and therefore the securities have indirect exposure to cryptocurrencies.

Use of cryptocurrency in the retail and commercial marketplace is relatively limited. Cryptocurrencies generally operate without central authority or banks and are not backed by any government or organized governing body. Cryptocurrencies are new and novel products, and their value is influenced by a wide variety of factors that are uncertain and difficult to evaluate. Information about cryptocurrencies is limited, as ownership of cryptocurrency is semi-anonymous and the supply of accessible cryptocurrency is unknown.

Cryptocurrencies are an emerging asset class, and regulation is still developing, including with respect to market integrity, anti-fraud, anti-manipulation, cybersecurity, surveillance and anti-money laundering. Global legislative and regulatory developments may

PPS-11

Market Linked Securities—Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due May 24, 2029

adversely impact the use, storage, transfer, exchange and value of cryptocurrencies. In addition, uncertainty about the legal classification of cryptocurrencies, and the difficulties in verifying the ownership of cryptocurrency, may affect the enforceability and protection of interests in cryptocurrencies. These legal and regulatory risks may adversely impact the value of an investment that provides exposure to cryptocurrencies and, in turn, may have an adverse effect on the value of and return on the securities.

Cryptocurrencies are susceptible to theft, loss, destruction and fraud. Trading, lending and custodianship of cryptocurrencies, and dealing platforms such as cryptocurrency exchanges, are relatively new and, in most cases, largely unregulated and may therefore be more exposed to operational problems, fraud and failure than established, regulated exchanges for securities, derivatives and other currencies. The technology on which cryptocurrencies operate is also still developing, and is therefore susceptible to various types of attacks, including the risk of dealing platforms such as cryptocurrency exchanges not operating or permanently shutting down due to fraud, technical glitches, hackers or malware. Any such events that negatively affect cryptocurrencies may impact the performance of an investment that provides exposure to cryptocurrencies and, in turn, the value of and return on the securities.

Competition from other cryptocurrencies could adversely affect the value of bitcoin. Political or economic crises may motivate large-scale sales of cryptocurrencies, which could result in a reduction in the prices of bitcoin and adversely affect an investment in the securities. Concerns about the perceived or actual environmental or other risks associated with, or bad publicity regarding, cryptocurrencies may lead to decreased interest in or use of cryptocurrencies, which could adversely affect the value of an investment that provides exposure to cryptocurrencies and therefore the value of and return on the securities.

Cryptocurrencies are subject to high, and sometimes extreme, volatility. The high volatility associated with cryptocurrencies may adversely affect the value of an investment that provides exposure to cryptocurrencies and, in turn, may adversely affect the value of the securities. The lack of liquidity in the cryptocurrency market may also affect the ability to buy or sell bitcoin and, as a result, impact the value of an investment that provides exposure to bitcoin and, in turn, the value of and return on the securities.

Cryptocurrencies and their related products are highly risky. The risks of investing in securities that reference an investment that provides exposure to cryptocurrencies are different from the risks associated with traditional financial products and markets. Before investing in the securities, you should carefully consider the nature and risks of the Fund and bitcoin and evaluate whether securities that reference the Fund are suitable for you in the light of your financial situation, investment experience, investment objectives and other relevant circumstances.

•	The Fund Has A Limited Trading History — The Fund began trading on The Nasdaq Stock Market on January 11, 2024 and therefore has limited historical performance. Past performance should not be considered indicative of future performance.

•	Anti-Dilution Protection Is Limited, And The Calculation Agent Has Discretion To Make Anti-Dilution Adjustments — The calculation agent may in its sole discretion make adjustments affecting the amounts payable on the securities upon the occurrence of certain events with a view to preserving the relative investment risks of the securities. However, the calculation agent might not make such adjustments in response to all events that could affect the shares of the Fund. The occurrence of any such event and any adjustment made by the calculation agent (or a determination by the calculation agent not to make any adjustment) may adversely affect the market price of, and any amounts payable on, the securities. See “General Terms of the Securities—Certain Terms for Securities Linked to a Fund—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation” in the product supplement.

•	Adjustments To The Fund Could Adversely Affect The Value Of The Securities And The Amount You Will Receive At Maturity Or Result In The Securities Being Accelerated — The investment adviser of the Fund (the “fund sponsor”) may add, delete or substitute the component assets held by the Fund or make changes to its investment strategy. In addition, if the shares of the Fund are de-listed or if the Fund is liquidated or otherwise terminated, the calculation agent may select a successor fund that the calculation agent determines to be comparable to the Fund or, if no successor fund is available, the maturity date of the securities may be accelerated for a payment determined by the calculation agent. If no successor fund is available and we elect not to accelerate the securities, the calculation agent will calculate the value to be used as the fund closing price of the Fund. In addition, if a Distribution-in-Kind Event (as defined under “Supplemental Terms of the Securities” above) occurs, the maturity date may be accelerated for a payment determined by the calculation agent. Any of these actions could adversely affect the value of the Fund and, consequently, the value of the securities. Any amount payable upon acceleration could be significantly less than the amount(s) that would be due on the securities if they were not accelerated. However, if we elect not to accelerate the securities, the value of, and any amount payable on, the securities could be adversely affected, perhaps significantly. See “General Terms of the Securities—Certain Terms for Securities Linked to a Fund—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation—Liquidation Events” in the product supplement, as supplemented by “Supplemental Terms of the Securities” above.

•	We And Our Affiliates Have No Affiliation With The Fund Sponsor And Have Not Independently Verified Its Public Disclosure Of Information — We, our affiliates and WFS and its affiliates are not affiliated in any way with the fund sponsor and have no ability to control or predict its actions, including any errors in or discontinuation of disclosure regarding its methods or policies relating to the management or calculation of the Fund. We have derived the information about the fund sponsor and the Fund contained in this pricing supplement from publicly available information, without independent verification. You, as an investor in the securities, should make your own investigation into the Fund and the fund sponsor. The fund sponsor will not be involved in the offering of the securities made hereby in any way, and the fund sponsor does not have any obligation to consider your interests as an owner of the securities in taking any actions that might affect the value of the securities.

PPS-12

Market Linked Securities—Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due May 24, 2029

•	The Historical Performance Of The Fund Is Not An Indication Of Its Future Performance — The historical performance of the Fund should not be taken as an indication of the future performance of the Fund. It is impossible to predict whether the fund closing price of the Fund will fall or rise during the term of the securities, in particular in the environment in the last several years, which has been characterized by volatility across a wide range of asset classes. Past fluctuations and trends in the price of the Fund are not necessarily indicative of fluctuations or trends that may occur in the future.

Risks Relating to Conflicts of Interest

•	Potentially Inconsistent Research, Opinions Or Recommendations By Barclays Capital Inc., WFS Or Their Respective Affiliates — Barclays Capital Inc., WFS or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by Barclays Capital Inc., WFA or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. You should make your own independent investigation of the Fund and the merits of investing in the securities.

•	We, Our Affiliates And Any Other Agent And/Or Participating Dealer May Engage In Various Activities Or Make Determinations That Could Materially Affect Your Securities In Various Ways And Create Conflicts Of Interest — We, our affiliates, WFS and any dealer participating in the distribution of the securities (a “participating dealer”) may play a variety of roles in connection with the issuance of the securities, as described below. In performing these roles, our economic interests and the economic interests of our affiliates, WFS and any participating dealer are potentially adverse to your interests as an investor in the securities.

In connection with our normal business activities and in connection with hedging our obligations under the securities, we and our affiliates make markets in and trade various financial instruments or products for our accounts and for the account of our clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, derivative instruments or assets that may relate to the Fund or the assets held by the Fund. In any such market making, trading and hedging activity, investment banking and other financial services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the securities. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the securities into account in conducting these activities. Such market making, trading and hedging activity, investment banking and other financial services may negatively impact the value of the securities. Participating dealers may also engage in such activities that may negatively impact the value of the securities.

In addition, the role played by Barclays Capital Inc., as the agent for the securities, could present significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the securities. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the securities and such compensation or financial benefit may serve as an incentive to sell the securities instead of other investments. Furthermore, we and our affiliates establish the offering price of the securities for initial sale to the public, and the offering price is not based upon any independent verification or valuation.

Furthermore, if any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any selling concession and/or any fee that the participating dealer realizes for the sale of the securities to you. This additional projected profit may create a further incentive for the participating dealer to sell the securities to you.

In addition to the activities described above, Barclays Bank PLC will also act as the calculation agent for the securities. As calculation agent, we will determine any prices of the Fund and make any other determinations necessary to calculate any payments on the securities. In making these determinations, we may be required to make discretionary judgments, including those described in the accompanying product supplement and under “—Risks Relating to the Fund” above. In making these discretionary judgments, our economic interests are potentially adverse to your interests as an investor in the securities, and any of these determinations may adversely affect any payments on the securities. Absent manifest error, all determinations of the calculation agent will be final and binding, without any liability on the part of the calculation agent. You will not be entitled to any compensation from Barclays Bank PLC for any loss suffered as a result of any determinations made by the calculation agent with respect to the securities.

Risks Relating to the Estimated Value of the Securities and the Secondary Market

•	The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop — The securities will not be listed on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to make a secondary market for the securities but are not required to do so, and may discontinue any such secondary market making at any time, without notice. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the securities. The securities are not designed to be short-term trading instruments. Accordingly, you should be willing and able to hold your securities to maturity.

PPS-13

Market Linked Securities—Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due May 24, 2029

•	The Value Of The Securities Prior To Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways — Structured notes, including the securities, can be thought of as securities that combine a debt instrument with one or more options or other derivative instruments. As a result, the factors that influence the values of debt instruments and options or other derivative instruments will also influence the terms and features of the securities at issuance and their value in the secondary market. Accordingly, in addition to the price of the Fund on any day, the value of the securities will be affected by a number of economic and market factors that may either offset or magnify each other, including:

•	the expected volatility of the Fund;

•	the time to maturity of the securities;

•	the market prices of the assets held by the Fund;

•	interest and yield rates in the market generally;

•	supply and demand for the securities;

•	a variety of economic, financial, political, regulatory and judicial events; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

•	The Estimated Value Of Your Securities Is Expected To Be Lower Than The Original Offering Price Of Your Securities — The estimated value of your securities on the pricing date is expected to be lower, and may be significantly lower, than the original offering price of your securities. The difference between the original offering price of your securities and the estimated value of the securities is expected as a result of certain factors, such as any sales commissions, selling concessions, discounts, commissions or fees expected to be allowed or paid to Barclays Capital Inc., another affiliate of ours, WFS or its affiliates or other non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, the estimated cost that we may incur in hedging our obligations under the securities, and estimated development and other costs that we may incur in connection with the securities.

•	The Estimated Value Of Your Securities Might Be Lower If Such Estimated Value Were Based On The Levels At Which Our Debt Securities Trade In The Secondary Market — The estimated value of your securities on the pricing date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated values referenced above might be lower if such estimated values were based on the levels at which our benchmark debt securities trade in the secondary market.

•	The Estimated Value Of The Securities Is Based On Our Internal Pricing Models, Which May Prove To Be Inaccurate And May Be Different From The Pricing Models Of Other Financial Institutions — The estimated value of your securities on the pricing date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the securities may not be consistent with those of other financial institutions that may be purchasers or sellers of securities in the secondary market. As a result, the secondary market price of your securities may be materially different from the estimated value of the securities determined by reference to our internal pricing models.

•	The Estimated Value Of Your Securities Is Not A Prediction Of The Prices At Which You May Sell Your Securities In The Secondary Market, If Any, And Such Secondary Market Prices, If Any, Will Likely Be Lower Than The Original Offering Price Of Your Securities And May Be Lower Than The Estimated Value Of Your Securities — The estimated value of the securities will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your securities in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the securities. Further, as secondary market prices of your securities take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the securities such as fees, commissions, discounts, and the costs of hedging our obligations under the securities, secondary market prices of your securities will likely be lower than the original offering price of your securities. As a result, the price at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions, if any, will likely be lower than the price you paid for your securities, and any sale prior to the stated maturity date could result in a substantial loss to you.

•	The Temporary Price At Which We May Initially Buy The Securities In The Secondary Market And The Value We May Initially Use For Customer Account Statements, If We Provide Any Customer Account Statements At All, May Not Be Indicative Of Future Prices Of Your Securities — Assuming that all relevant factors remain constant after the pricing

PPS-14

Market Linked Securities—Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due May 24, 2029

date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market (if Barclays Capital Inc. makes a market in the securities, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the securities on the pricing date, as well as the secondary market value of the securities, for a temporary period after the initial issue date of the securities. The price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your securities.

PPS-15

Market Linked Securities—Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due May 24, 2029

Hypothetical Examples and Returns

The payout profile, return table and examples below illustrate the maturity payment amount for a $1,000 principal amount security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. Terms used for purposes of these hypothetical examples do not represent the actual starting price, threshold price or ending price applicable to the securities. The actual maturity payment amount and resulting pre-tax total rate of return will depend on the actual terms of the securities. You should not take these examples as an indication or assurance of the expected performance of the securities. These examples are for purposes of illustration only. The values used in the examples may have been rounded for ease of analysis. The examples below do not take into account any tax consequences from investing in the securities.

Upside Participation Rate:	100%
Hypothetical Maximum Return:	105.00% of the principal amount or $1,050.00 per security (the lowest possible maximum return that may be determined on the pricing date)
Hypothetical Starting Price:	$100.00
Hypothetical Threshold Price:	$70.00 (70% of the hypothetical starting price)
Buffer Amount:	30%

The hypothetical starting price of $100.00 has been chosen for illustrative purposes only and does not represent the actual starting price. The actual starting price will be the fund closing price of the Fund on the pricing date, the actual threshold price will be 70% of the actual starting price and the actual ending price will be the fund closing price of the Fund on the calculation day. For historical closing prices of the Fund, see the historical information set forth under the section titled “The iShares® Bitcoin Trust ETF” below. We cannot predict the fund closing price of the Fund on any day during the term of the securities, including on the calculation day.

Hypothetical Payout Profile

PPS-16

Market Linked Securities—Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due May 24, 2029

Hypothetical Returns

Hypothetical ending price	Hypothetical fund return	Hypothetical maturity payment amount per security	Hypothetical pre-tax total rate of return
$250.00	150.00%	$2,050.00	105.00%
$225.00	125.00%	$2,050.00	105.00%
$205.00	105.00%	$2,050.00	105.00%
$200.00	100.00%	$2,000.00	100.00%
$175.00	75.00%	$1,750.00	75.00%
$150.00	50.00%	$1,500.00	50.00%
$140.00	40.00%	$1,400.00	40.00%
$130.00	30.00%	$1,300.00	30.00%
$120.00	20.00%	$1,200.00	20.00%
$110.00	10.00%	$1,100.00	10.00%
$105.00	5.00%	$1,050.00	5.00%
$100.00	0.00%	$1,000.00	0.00%
$95.00	-5.00%	$1,000.00	0.00%
$90.00	-10.00%	$1,000.00	0.00%
$75.00	-25.00%	$1,000.00	0.00%
$70.00	-30.00%	$1,000.00	0.00%
$69.00	-31.00%	$990.00	-1.00%
$50.00	-50.00%	$800.00	-20.00%
$25.00	-75.00%	$550.00	-45.00%
$0.00	-100.00%	$300.00	-70.00%

Hypothetical Examples

Example 1. Maturity payment amount is greater than the principal amount and reflects a return that is less than the maximum return:

Hypothetical starting price: $100.00
Hypothetical ending price: $110.00
Hypothetical threshold price: $70.00
Hypothetical fund return: 10.00%

Because the hypothetical ending price is greater than the hypothetical starting price, the maturity payment amount per security would be equal to the principal amount of $1,000 plus a positive return equal to the lesser of:

(i) $1,000 × fund return × upside participation rate

= $1,000 × 10.00% × 100%

= $100.00; and

(ii) the maximum return of $1,050.00

On the stated maturity date, you would receive $1,100.00 per security.

Example 2. Maturity payment amount is greater than the principal amount and reflects a return equal to the maximum return:

Hypothetical starting price: $100.00
Hypothetical ending price: $225.00
Hypothetical threshold price: $70.00
Hypothetical fund return: 125.00%

Because the hypothetical ending price is greater than the hypothetical starting price, the maturity payment amount per security would be equal to the principal amount of $1,000 plus a positive return equal to the lesser of:

PPS-17

Market Linked Securities—Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due May 24, 2029

(i) $1,000 × fund return × upside participation rate

= $1,000 × 125.00% × 100%

= $1,250.00; and

(ii) the maximum return of $1,050.00

On the stated maturity date, you would receive $2,050.00 per security, which is the maximum maturity payment amount.

Example 3. Maturity payment amount is equal to the principal amount:

Hypothetical starting price: $100.00
Hypothetical ending price: $95.00
Hypothetical threshold price: $70.00
Hypothetical fund return: -5.00%

Because the hypothetical ending price is less than the hypothetical starting price, but not by more than 30%, you would not lose any of the principal amount of your securities.

On the stated maturity date, you would receive $1,000.00 per security.

Example 4. Maturity payment amount is less than the principal amount:

Hypothetical starting price: $100.00
Hypothetical ending price: $50.00
Hypothetical threshold price: $70.00
Hypothetical fund return: -50.00%

Because the hypothetical ending price is less than the hypothetical starting price by more than 30%, you would lose a portion of the principal amount of your securities and receive the maturity payment amount equal to:

$1,000 + [$1,000 × (fund return + buffer amount)]

= $1,000 + [$1,000 × (-50.00% + 30.00%)]

= $800.00

On the stated maturity date, you would receive $800.00 per security.

PPS-18

Market Linked Securities—Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due May 24, 2029

The iShares® Bitcoin Trust ETF

According to publicly available information, the Fund is an exchange-traded fund that seeks to reflect generally the performance of the price of bitcoin (the “Underlying Asset”) before the payment of the Fund’s expenses and liabilities. All information contained in this pricing supplement regarding the iShares® Bitcoin Trust ETF has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, the sponsor of the Fund, iShares Delaware Trust Sponsor LLC (“iShares Delaware”), an indirect subsidiary of BlackRock, Inc. BlackRock Fund Advisors, a wholly owned subsidiary of BlackRock, Inc., is the trustee of the Fund. Coinbase Custody Trust Company, LLC is the custodian of the Fund’s bitcoin holdings, and The Bank of New York Mellon is the custodian of the Fund’s cash holdings and the administrator of the Fund. The Fund is an investment trust that trades on The Nasdaq Stock Market under the ticker symbol “IBIT.”

The Fund issues shares representing fractional undivided beneficial interests in its net assets. The assets of the Fund consist primarily of bitcoin held by a custodian on behalf of the Fund. The Fund issues blocks of shares in exchange for deposits of bitcoin and distributes bitcoin in connection with the redemption of blocks of shares. The shares of the Fund are intended to constitute a simple and cost-effective means of making an investment similar to an investment in bitcoin. The Fund is a passive investment vehicle that does not seek to generate returns beyond tracking the price of bitcoin, and the sponsor of the Fund does not actively manage the bitcoin held by the Fund. The trustee of the Fund sells bitcoin held by the Fund to pay the Fund’s expenses on an as-needed basis irrespective of then-current bitcoin prices.

Currently, the Fund’s only ordinary recurring expense is expected to be iShares Delaware’s fee, which is accrued daily at an annualized rate equal to 0.25% of the net asset value of the Fund and is payable at least quarterly in arrears. The trustee of the Fund will, when directed by iShares Delaware, and, in the absence of such direction, may, in its discretion, sell bitcoin in such quantity and at such times as may be necessary to permit payment of iShares Delaware’s fee and of Fund expenses or liabilities not assumed by iShares Delaware. As a result of the recurring sales of bitcoin necessary to pay iShares Delaware’s fee and Fund expenses or liabilities not assumed by iShares Delaware, the net asset value of the Fund and, correspondingly, the fractional amount of bitcoin represented by each share will decrease over the life of the Fund. New deposits of bitcoin, received in exchange for additional new issuances of shares by the Fund, do not reverse this trend.

Information provided to or filed with the SEC by the Fund pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, can be located by reference to SEC file numbers 333-272680 and 001-41914, respectively, through the SEC’s website at http://www.sec.gov. The Fund is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder. The Fund is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended, and is not subject to regulation thereunder, and iShares Delaware is not subject to regulation by the Commodity Futures Trading Commission as a commodity pool operator or a commodity trading advisor.

Historical Information

We obtained the closing prices displayed in the graph below from Bloomberg Professional® service without independent verification. The historical performance of the Fund should not be taken as an indication of the future performance of the Fund. Future performance of the Fund may differ significantly from historical performance, and no assurance can be given as to the closing prices of the Fund during the term of the securities, including on the calculation day. We cannot give you assurance that the performance of the Fund will not result in a loss on your initial investment.

The following graph sets forth daily closing prices of the Fund for the period from January 11, 2024 to May 11, 2026. The Fund began regular trading on The Nasdaq Stock Market on January 11, 2024 and therefore has limited performance history. The closing price on May 11, 2026 was $46.47. The closing prices below may reflect adjustments in response to certain actions, such as stock splits and reverse stock splits.

PPS-19

Market Linked Securities—Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due May 24, 2029

* The dotted line indicates a hypothetical threshold price of 70% of the closing price of the Fund on May 11, 2026. The actual threshold price will be equal to 70% of the starting price.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Bitcoin

Bitcoin is a digital asset, the ownership and behavior of which are determined by participants in an online, peer-to-peer network that connects computers that run publicly accessible, or “open source,” software that follows the rules and procedures governing the bitcoin network, commonly referred to as the bitcoin protocol. The value of bitcoin, like the value of other digital assets, is not backed by any government, corporation or other identified body. Ownership and the ability to transfer or take other actions with respect to bitcoin are protected through public-key cryptography. The supply of bitcoin is constrained or formulated by its protocol instead of being explicitly delegated to an identified body (e.g., a central bank) to control. Units of bitcoin, called tokens, are treated as fungible. Bitcoin and certain other types of digital assets are often referred to as digital currencies or cryptocurrencies. No single entity owns or operates the bitcoin network, the infrastructure of which is collectively maintained by (1) a decentralized group of participants who run computer software that results in the recording and validation of transactions (commonly referred to as “miners”), (2) developers who propose improvements to the bitcoin protocol and the software that enforces the protocol and (3) users who choose what bitcoin software to run.

Bitcoin was released in 2009 and, as a result, there is little data on its long-term investment potential. Bitcoin is not backed by a government-issued legal tender or any other currency or asset. Bitcoin is “stored” or reflected on a digital transaction ledger commonly known as a “blockchain.” A blockchain is a type of shared and continually reconciled database, stored in a decentralized manner on the computers of certain users of the digital asset. Bitcoin is created by “mining.” Mining involves miners using a sophisticated computer program to repeatedly solve very complex mathematical problems on specialized computer hardware. Miners can be bitcoin enthusiasts but increasingly are professional mining operations that design and build dedicated machines and data centers as the computing power required to solve the problem continues to increase significantly.

PPS-20

Market Linked Securities—Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due May 24, 2029

Tax Considerations

You should review carefully the sections in the accompanying prospectus supplement entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward Contracts” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders.” The following discussion, when read in combination with those sections, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities.

Based on current market conditions, in the opinion of our special tax counsel, it is reasonable to treat the securities for U.S. federal income tax purposes as prepaid forward contracts with respect to the Fund. Assuming this treatment is respected, if you are a U.S. holder, upon a sale or exchange of the securities (including redemption at maturity), you should recognize gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the securities, which should equal the amount you paid to acquire the securities. Subject to the application of the constructive ownership rules, any gain or loss recognized on your securities should be treated as long-term capital gain or loss if you hold your securities for more than a year, whether or not you are an initial purchaser of the securities at the original issue price. The deductibility of capital losses is subject to limitations. The securities could be treated as constructive ownership transactions within the meaning of Section 1260 of the Code, in which case any gain recognized in respect of the securities that would otherwise be long-term capital gain and that was in excess of the "net underlying long-term capital gain" (as defined in Section 1260) would be treated as ordinary income, and a notional interest charge would apply as if that income had accrued for tax purposes at a constant yield over the term of the securities. Our special tax counsel has not expressed an opinion with respect to whether the constructive ownership rules apply to the securities Accordingly, U.S. holders should consult their tax advisors regarding the potential application of the constructive ownership rules.

The IRS or a court may not respect the treatment of the securities described above, in which case the timing and character of any income or loss on the securities could be materially and adversely affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the constructive ownership regime described above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the securities, including the potential application of the constructive ownership rules, possible alternative treatments and the issues presented by this notice.

Non-U.S. holders should also discuss with their tax advisors the estate tax consequences of investing in the securities.

PPS-21